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                                        BYLAWS

                                          OF

                                BASIC U.S. REIT, INC.

                             INCORPORATED UNDER THE LAWS

                                        OF THE

                                  STATE OF MARYLAND

                                          ON

                                    JULY 30, 1996




                                     LAW OFFICES

                                          OF

                          SCHNADER, HARRISON, SEGAL & LEWIS
                            1600 MARKET STREET, SUITE 3600
                          PHILADELPHIA, PENNSYLVANIA  19103


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                                  TABLE OF CONTENTS


                                                                            PAGE

                                      ARTICLE I

OFFICES

1.01.  Principal Office........................................................1
1.02.  Other Offices...........................................................1


                                      ARTICLE II

MEETINGS OF STOCKHOLDERS

2.01.  Place of Meetings.......................................................1
2.02.  Annual Meeting..........................................................1
2.03.  Special Meetings........................................................2
2.04.  Notice of Meetings......................................................2
2.05.  Quorum..................................................................2
2.06.  Stockholders Entitled to Vote...........................................3
2.07.  Informal Action by Stockholders.........................................3
2.08.  Exemption from Control Share Acquisition Statute........................4
2.09.  Voting of Stock by Certain Holders......................................4
2.10.  Inspectors..............................................................5
2.11.  Nominations and Stockholder Business....................................5


                                     ARTICLE III

DIRECTORS

3.01.  Number and Term of Office...............................................8
3.02.  Vacancies...............................................................8
3.03.  General Powers..........................................................9
3.04.  Place of Meetings.......................................................9
3.05.  Regular Meetings........................................................9
3.06.  Special Meetings........................................................9
3.07.  Quorum..................................................................9
3.08.  Informal Action........................................................10
3.09.  Telecommunications.....................................................10

                                                                            PAGE

3.10.  Committees.............................................................10
3.11.  Compensation of Directors..............................................11
3.12.  Removal of Directors...................................................11
3.13.  Loss of Deposits.......................................................11
3.14.  Surety Bonds...........................................................11
3.15.  Reliance...............................................................12
3.16.  Certain Rights of Directors, Officers,
       Employees & Agents.....................................................12

                                      ARTICLE IV

NOTICES

4.01.  Notices................................................................12
4.02.  Waiver of Notice.......................................................13

                                      ARTICLE V

OFFICERS

5.01.  Officers...............................................................13
5.02.  Other Officers and Agents..............................................13
5.03.  Salaries...............................................................13
5.04.  Removal of Officers; Vacancies.........................................13
5.05.  Chairman of the Board..................................................14
5.06.  President..............................................................14
5.07.  Executive Vice-President...............................................14
5.08.  Vice-Presidents........................................................14
5.09.  Secretary and Assistant Secretary......................................15
5.10.  Treasurer and Assistant Treasurers.....................................15


                                      ARTICLE VI

SHARES OF CAPITAL STOCK

6.01.  Certificates of Stock..................................................16
6.02.  Facsimile Signature....................................................17
6.03.  Lost Certificates......................................................17
6.04.  Transfers of Stock.....................................................17
6.05.  Fixing Record Date.....................................................18
                                                                            PAGE

6.06.  Registered Stockholders................................................18
6.07.  Stock Ledger...........................................................18
6.08.  Fractional Stock; Issuance of Units....................................18

                                     ARTICLE VII

CONTRACTS, LOANS, CHECKS, DEPOSITS AND PROXIES

7.01.  Contracts..............................................................19
7.02.  Loans..................................................................19
7.03.  Checks.................................................................19
7.04.  Deposit Accounts.......................................................19
7.05.  Proxies................................................................19

                                     ARTICLE VIII

INDEMNIFICATION...............................................................20

                                      ARTICLE IX

GENERAL PROVISIONS............................................................20

9.01.  Dividends..............................................................20
9.02.  Reserves...............................................................21
9.03.  Annual Statement.......................................................21
9.04.  Fiscal Year............................................................21
9.05.  Seal...................................................................21

                                      ARTICLE X

INVESTMENT POLICY AND RESTRICTIONS

10.01  Policies...............................................................21
10.02  Restrictions...........................................................22

                                      ARTICLE XI

AMENDMENT OF BYLAWS

11.01    AMENDMENTS...........................................................23

                                        BYLAWS

                                          OF

                                BASIC U.S. REIT, INC.
                               (a Maryland Corporation)



                                      ARTICLE I

                                       OFFICES

    SECTION 1.01. PRINCIPAL OFFICE. The address of the principal office of the Corporation is 11 East Chase Street, in the City of Baltimore, State of Maryland. The principal office of the Corporation may be changed from time to time by the Board of Directors.

    SECTION 1.02. OTHER OFFICES. The Corporation may have other offices at such other places within and without the State of Maryland as the Board of Directors may from time to time determine or the business of the Corporation may require.


                                      ARTICLE II

                               MEETINGS OF STOCKHOLDERS

    SECTION 2.01. PLACE OF MEETINGS. All meetings of the stockholders for the election of directors shall be held at the principal office of the Corporation in the State of Maryland, at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Maryland as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Maryland, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

    SECTION 2.02. ANNUAL MEETING. Annual meetings of stockholders, commencing with the year 1997, shall be held on the date and at the time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. At such meetings, the stockholders shall elect a Board of Directors, which election need not be by written ballot, and transact such other business as may properly be brought before the meeting. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than ninety (90) days before the date of the meeting.

    SECTION 2.03. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Corporation's Articles of

Incorporation, may be called by the president, the chief executive officer or the Board of Directors and shall be called by the secretary of the Corporation upon the written request of stockholders owning at least twenty-five percent (25%) in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote thereat. Such request shall state the purpose or purposes of the proposed meeting and the matters proposed to be acted on thereat. The secretary shall inform such stockholders of the reasonably estimated cost of preparing and mailing notice of the meeting and, upon payment to the Corporation by such stockholders of such costs, the secretary shall give notice to each stockholder entitled to notice of the meeting. The secretary shall not fix upon a date which unduly delays the meeting or shall have the effect of defeating the purpose of the meeting.

    SECTION 2.04. NOTICE OF MEETINGS. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten (10) nor more than ninety (90) days before the date of the meeting to each stockholder entitled to vote at such meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

    SECTION 2.05. QUORUM. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, to a date not more than 120 days after the original record date and until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days or if, after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

    SECTION 2.06. STOCKHOLDERS ENTITLED TO VOTE. At each meeting of the stockholders every stockholder entitled to vote thereat shall be entitled to one vote, in person or by proxy, for each share of capital stock held by such stockholder, but no proxy shall be entitled to vote after eleven (11) months after its date, unless the proxy provides for a longer period. Every proxy shall have been executed in writing (which shall include telegraphing, cabling or telephotographic transmission), and shall be filed with the secretary of the Corporation before or at the time of the meeting. When a quorum is present at any meeting, the vote of the holders of the majority of the shares having voting power, present in person or represented by proxy, shall decide any question brought before such meeting, other than the election of directors for which the vote of the holders of a plurality of the shares having voting power present in person or represented by proxy is required, unless the question is one upon which, by express provision of the statutes or of the Articles of Incorporation or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

    SECTION 2.07. INFORMAL ACTION BY STOCKHOLDERS. Unless otherwise provided in the Articles of Incorporation, any action required to be taken at any annual or special meeting of stockholders of a Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if (i) a unanimous consent in writing, setting forth the action so taken, shall be signed by each holder of outstanding stock and (ii) a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote at it shall be delivered to the Corporation by delivery to its principal office in the State of Maryland or to its principal place of business or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded and filed with the records of stockholders meetings. Delivery made to the Corporation's principal office or its principal place of business shall be by hand or by certified mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs it.

         SECTION 2.08. EXEMPTION FROM CONTROL SHARE ACQUISITION STATUTE. Notwithstanding any other provision of the Articles of Incorporation of the Corporation or these Bylaws, Title 3, Subtitle 7 of the Maryland General Corporation Law (or any successor statute) shall not apply to any acquisition by any person of shares of stock of the Corporation. This section may be repealed, in whole or in part, at any time, whether before of after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.

         SECTION 2.9. VOTING OF STOCK BY CERTAIN HOLDERS. Stock of the Corporation registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner or trustee thereof, as the case may be, or by a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such stock pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such stock. Any director or other fiduciary may vote stock registered in his name as such fiduciary either in person or by proxy.

         Shares of stock of the Corporation directly or indirectly owned by it shall not be voted at any meting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

         The Board of Directors may adopt by resolution a procedure by which a stockholder may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the stockholder of record of the specified stock in place of the stockholder who makes the certification.

         SECTION 2.10. INSPECTORS. At any meeting of stockholders, the chairman of the meeting may, or upon the request of any stockholder shall, appoint one or more persons as inspectors for such meeting. Such inspectors shall ascertain and report the number of shares represented at the meeting based upon their determination of the validity and effect of proxies, count all votes, report the results and perform such other acts as are proper to conduct the election and voting with impartiality and fairness to all the stockholders.

         Each report of an inspector shall be in writing and signed by him or by a majority of them. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

         SECTION 2.11.  NOMINATIONS AND STOCKHOLDER BUSINESS.

              (a) ANNUAL MEETINGS OF STOCKHOLDERS. (1) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders (except for stockholder proposals included in the proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) may be made at an annual meeting of stockholders (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this
Section 2.11(a), who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 2.11(a).

                   (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 2.11, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to the secretary at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting or special meeting in lieu thereof; provided, however, that in the event that the date of the annual meeting is advanced by more than seven (7) calendar days or delayed by more than sixty (60) days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the twentieth (20th) day following the earlier of the day on which public announcement of the date of such meeting is first made or notice of the meeting is mailed to stockholders. Such stockholder's notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (y) the number of shares of each class of stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

                   (3) Notwithstanding anything in the second sentence of paragraph (a)(2)of this Section 2.11 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 85 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 2.11(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such pubic announcement is first made by the Corporation.

              (b) SPECIAL MEETINGS OF STOCKHOLDERS. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) provided that the Board of Directors has determined that directors shall be elected at such special meeting by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 2.11(b), who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 2.11(b). In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position as specified in the Corporation's notice of meeting, if the stockholder's notice containing the information required by paragraph (a)(2) of this Section 2.11 shall be delivered to the secretary at the principal executive offices of the Corporation not earlier than the ninetieth (90th) day prior to such special meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such special meeting or the tenth (10th) day following the day on which pubic announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

              (c) GENERAL. (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.11 shall be eligible to serve as directors and only such business shall be conducted at a meeting with stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.11. The presiding officer of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 2.11 and, if any proposed nomination or business is not in compliance with this Section 2.11, to declare that such defective nomination or proposal be disregarded.

                   (2) For purposes of this Section 2.11, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

                   (3)  Notwithstanding the foregoing provisions of this
Section 2.11, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.11. Nothing in this Section shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.


                                     ARTICLE III

                                      DIRECTORS

    SECTION 3.01. NUMBER AND TERM OF OFFICE. The number of directors which shall constitute the whole Board shall be not less than three (3) nor more than ten (10). Within the limits above specified, the number of directors shall be determined by resolution of the Board of Directors, or by the stockholders at the annual meeting. The directors shall be elected at the annual meeting of stockholders, except as provided in Section 3.02 of this Article, and each director shall hold office until the next annual meeting of stockholders and thereafter until his successor is duly elected and qualified, unless a prior vacancy shall occur by reason of his death, resignation or removal from office. Directors need not be stockholders.

    SECTION 3.02. VACANCIES. Vacancies for reasons other than an increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, and the directors so chosen shall hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified, unless a prior vacancy shall occur by reason of his death, resignation or removal from office. Any vacancy created by an increase in the authorized number of directors may be filled by a majority vote of the entire Board of Directors. If there are no directors in office, then an election of directors may be held in the manner provided by statute. Any individual so elected as a director shall hold office until the next annual meeting of the stockholders and until his successor is elected and qualified.

    SECTION 3.03. GENERAL POWERS. The business and affairs of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

    SECTION 3.04. PLACE OF MEETINGS. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Maryland.

    SECTION 3.05. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

    SECTION 3.06. SPECIAL MEETINGS. Special meetings of the Board may be called by the president, chairman of the board or a majority of the directors then in office on two (2) days' notice to each director, either personally or by mail or by telephone, telegram or facsimile.

    SECTION 3.07. QUORUM. At all meetings of the Board, a majority of the directors in office shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. The directors present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

    SECTION 3.08.  INFORMAL ACTION.  Unless otherwise restricted by the
Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

    SECTION 3.09. TELECOMMUNICATIONS. Members of the Board of Directors, or any committee designated by such Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all such persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

    SECTION 3.10. COMMITTEES. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two (2) or more of the directors of the Corporation.
The Board may designate one or more directors as alternative members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at any meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Articles of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws of the Corporation; and, unless the resolution or the Articles of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

    SECTION 3.11. COMPENSATION OF DIRECTORS. Unless otherwise restricted by the Articles of Incorporation or by these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. Members of special or standing committees may be allowed similar compensation for attending committee meetings. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

    SECTION 3.12. REMOVAL OF DIRECTORS. At any special meeting of the stockholders, duly called as provided in these Bylaws, any director or directors may, by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote for the election of directors, be removed from office, either with or without cause. At such meeting a successor or successors may be elected, or if any such vacancy is not so filled it may be filled by the directors as provided in Section 3.02 above. If stockholders are entitled to vote cumulatively to elect directors then, unless the entire Board be removed, no individual director shall be removed in case the votes of a sufficient number of shares are cast against the resolution for his removal which, if cumulatively voted at an annual election, would be sufficient to elect one or more directors.

         SECTION 3.13. LOSS OF DEPOSITS. No director shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association, or other institution which whom moneys or stock have been deposited.

         SECTION 3.14. SURETY BONDS. Unless required by law, no director shall be obligated to give any bond or surety or other security for the performance of any of his duties.

         SECTION 3.15. RELIANCE. Each director, officer, employee and agent of the Corporation shall, in the performance of his duties with respect to the Corporation, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Corporation, upon an opinion of counsel or upon reports made to the Corporation by any of its officers or employees or by the advisor, accountant, appraisers or other experts or consultants selected by the Board of Directors or officer of the Corporation, regardless of whether such counsel or expert may also be a director.

         SECTION 3.16. CERTAIN RIGHTS OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS. The directors shall have no responsibility to devote their full time to the affairs of the Corporation. Any director or officer, employee or agent of the Corporation, in his personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to or in addition to or in competition with those of or relating to the Corporation.


                                      ARTICLE IV

                                       NOTICES

    SECTION 4.01. NOTICES. Whenever, under the provisions of the statutes or of the Articles of Incorporation or of these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telephone or facsimile. Telephone notice shall be deemed to be given when the director is personally given such notice in a telephone call to which he is a party. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Corporation by the director and receipt of a completed answer-back indicating receipt.

    SECTION 4.02. WAIVER OF NOTICE. Whenever any notice is required to be given under the provisions of the Maryland General Corporation Law or of the Articles of Incorporation or of these

Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Notice is also deemed to be waived if the person is present at the meeting for which notice was required.


                                      ARTICLE V

                                       OFFICERS

    SECTION 5.01. OFFICERS. The officers of the Corporation shall be chosen by the Board of Directors and shall include a president, a secretary and a treasurer. The Board of Directors may also choose a chairman of the board, one or more vice-presidents, assistant secretaries and assistant treasurers. Any number of offices may be held by the same person, unless the Articles of Incorporation or these Bylaws provide otherwise, except that a person may not serve concurrently as both president and vice-president of the Corporation. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose the appropriate officers of the Corporation. Each officer shall hold his office until his successor is elected and qualified or until his earlier death, resignation or removal. Any officer may resign at any time upon written notice to the Corporation.

    SECTION 5.02. OTHER OFFICERS AND AGENTS. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

    SECTION 5.03. SALARIES. The salaries and other compensation of all officers and agents of the Corporation shall be fixed from time to time by the Board of Directors. No officer shall be prevented from receiving such salary or other compensation by reason of the fact that he is also a director.

    SECTION 5.04. REMOVAL OF OFFICERS; VACANCIES. The officers of the Corporation shall hold office until their successors are elected and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors if the Board of Directors finds that such removal will serve the best interests of the Corporation. Such removal does not prejudice any of such officer's contract rights. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors for the balance of the term.

    SECTION 5.05. CHAIRMAN OF THE BOARD. The chairman of the board, if one be designated by the Board of Directors, shall preside at all meetings of the stockholders and of the Board of Directors, shall act in an advisory capacity to the other principal officers and shall have such powers and perform such duties as the Board may prescribe.

    SECTION 5.06. PRESIDENT. The president shall be the chief executive officer of the Corporation, and in the absence of or inability to act of a chairman of the board, shall preside at all meetings of the stockholders and the Board of Directors, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

    SECTION 5.07. EXECUTIVE VICE-PRESIDENT. The executive vice-president, if one be designated by the Board of Directors, shall perform such executive and administrative functions and duties as are delegated to him by the president, shall, in the absence of or inability to act of the president, temporarily act in his place, and shall perform such other duties as the Board of Directors may prescribe.

    SECTION 5.08. VICE-PRESIDENTS. In the absence or inability to act of the president and executive vice-president, the vice-president (or in the event there be more than one vice-president, the vice-presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the president or executive vice-president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president or executive vice-president. The vice-presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

    SECTION 5.09. SECRETARY AND ASSISTANT SECRETARY. The secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

         The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the Board of Directors (of if there be no such determination, then in the order of their election), shall, in the absence of the secretary or in the event of his inability to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

    SECTION 5.10. TREASURER AND ASSISTANT TREASURERS. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

         The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of his inability to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.


                                      ARTICLE VI

                               SHARES OF CAPITAL STOCK

    SECTION 6.01. CERTIFICATES OF STOCK. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the chairman of the Board of Directors, or the president or a vice-president or the chairman of the board, and countersigned by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the Corporation, certifying the number of shares owned by him in the Corporation. Such signatures may be manual or facsimile. If the

Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 2-211 of the Maryland General Corporation Law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests a full statement of the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

    SECTION 6.02. VALIDITY OF SIGNATURE. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

    SECTION 6.03. LOST CERTIFICATES. Any officer designated by the Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the officer designated by the Board of Directors may, in his discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

    SECTION 6.04. TRANSFERS OF STOCK. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.

         Notwithstanding the foregoing, transfers of shares of any class of stock will be subject in all respects to the Articles of Incorporation of the Corporation and all of the terms and conditions contained therein.

    SECTION 6.05. FIXING RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than ninety (90) nor less than ten (10) days before the date of such meeting. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix, in advance, a record date, which shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.

    SECTION 6.06. REGISTERED STOCKHOLDERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.

    SECTION 6.07. STOCK LEDGER. The Corporation shall maintain at its principal office, principal executive offices or at the office of its counsel, accountants or transfer agent, an original or duplicate share ledger containing the name and address of each stockholder and the number of shares of each class held by such stockholder.

    SECTION 6.08. FRACTIONAL STOCK; ISSUANCE OF UNITS. The Board of Directors may issue fractional stock or provide for the issuance of scrip, all on such terms and under such conditions as they may determine. Notwithstanding any other provision of the Articles of Incorporation or these Bylaws, the Board of Directors may issue units consisting of different securities of the Corporation. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Corporation, except that the Board of Directors may provide that for a specified period securities of the Corporation issued in such unit may be transferred on the books of the Corporation only in such unit.


                                     ARTICLE VII

                    CONTRACTS, LOANS, CHECKS, DEPOSITS AND PROXIES

    SECTION 7.01. CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

    SECTION 7.02. LOANS. No loans shall be contracted on behalf of the Corporation, and no evidences of indebtedness shall be issued in its name, unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

    SECTION 7.03. CHECKS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

    SECTION 7.04. DEPOSIT ACCOUNTS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

    SECTION 7.05. PROXIES. Proxies to vote with respect to shares of stock of other Corporations owned by or standing in the name of the Corporation may be executed and delivered from time to time on behalf of the Corporation by the president or a vice-president or by any other person or persons thereunto authorized by the Board of Directors.


                                     ARTICLE VIII

                      INDEMNIFICATION AND ADVANCES FOR EXPENSES

         To the maximum extent permitted by Maryland Law in effect from time to time, the Corporation, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall indemnify and shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to
(a) any individual who is a present or former director or officer of the Corporation and who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director of the Corporation and at the request of the Corporation, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan, limited liability company or any other enterprise as a director, officer, partner, trustee or manager of such corporation, partnership, joint venture, trust, employee benefit plan, limited liability company or other enterprise and who is made party to the proceeding by reason of his service in that capacity. The Corporation may, with the approval of its Board of Directors, provide such indemnification for and advance expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation.

         Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of these Bylaws or the Articles of Incorporation of the Corporation inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act occurred prior to such amendment, repeal or adoption.


                                      ARTICLE IX

                                  GENERAL PROVISIONS

    SECTION 9.01. DIVIDENDS. Dividends upon the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation.

    SECTION 9.02. RESERVES. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

    SECTION 9.03. ANNUAL STATEMENT. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

    SECTION 9.04. FISCAL YEAR. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

    SECTION 9.05. SEAL. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Maryland". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. Whenever the Corporation is permitted or required to affix its seal to a document, it shall be sufficient to met the requirements of any law, rule or regulation relating to the seal to place the word "(Seal)" adjacent to the signature of the person authorized to executed the document on behalf of the Corporation.


                                      ARTICLE X

                          INVESTMENT POLICY AND RESTRICTIONS

    SECTION 10.01. POLICIES. Subject to the provisions of the Articles of Incorporation of the Corporation, the Board of Directors may from time to time by the majority approval of the Board of Directors, such majority to include a majority of the independent directors, adopt, amend, revise or terminate any policy or policies with respect to investments by the Corporation as it shall deem appropriate in its sole discretion.

    SECTION 10.02.  RESTRICTIONS.  Notwithstanding the provisions of Section
10.01 hereof, but subject to the provisions of the Articles of Incorporation and the other provisions of these Bylaws, the Board of Directors may from time to time by the majority approval of the Board of Directors, such majority to include a majority of the independent directors, recommend the amendment, revision or termination of the following investment restrictions, which amendment, revision or termination shall become effective upon the approval of a majority of the votes cast at a meeting of the holders of the Common Stock of the Corporation:

              (a) the Corporation will not make any investment that would result in its ceasing to qualify as a real estate investment trust under the U.S. Internal Revenue of Code of 1986, as amended ("Code");

              (b) the Corporation may not incur indebtedness if the aggregate outstanding principal amount of all indebtedness of the Corporation exceeds sixty percent (60%) of the greater of the aggregate acquisition prices or the current fair market value of all properties of the Corporation. For purposes of the foregoing determination, the fair market value of the properties of the Corporation is required to be determined by an independent third party appraisal;

              (c) the Corporation may not engage in construction or development of real property except to the extent to maintain its properties in good repair, for expansion of an existing property or to otherwise enhance the income producing ability of the properties;

              (d) except as otherwise permitted by the Code, for investment from proceeds of financings, pending investment or reinvestment, cash on hand will be invested in certificates of deposit with terms of less than one year or U.S. government securities with terms of less than one year (such as treasury obligations);

              (e) the Corporation may not invest in mortgages, unless the underlying security is income-producing property or is in the process of being developed as income-producing property, all such mortgages in the aggregate do not exceed 10% of the aggregate cost of assets of the Corporation, the mortgage is a first mortgage, the term of the mortgage is five (5) years or less and the amortization period is thirty (30) years or less;

              (f) after the acquisition of its first two real properties, the Corporation may not acquire any single investment in real property if the acquisition price of such property will exceed (1) $25 million until the aggregate acquisition prices of all properties owned by the Corporation inclusive of the proposed investment exceeds $100,000,000 and (2) after the aggregate acquisition prices of all properties owned by the Corporation exceeds $100,000,000, twenty-five percent (25%) of the aggregate acquisition prices of all properties inclusive of the proposed investment; and

              (g) the Corporation may not grant or assume a mortgage on any office property if the aggregate outstanding principal amount of the mortgage and of all other mortgages granted or assumed by the Corporation secured against its office properties or any part thereof exceeds fifty percent (50%) of the aggregate acquisition prices of all office properties of the Corporation.


                                      ARTICLE XI

                                 AMENDMENT OF BYLAWS

    SECTION 11.01. AMENDMENTS. These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the Board of Directors or by the stockholders at any regular meeting of the Board of Directors or of the stockholders, or at any special meeting of the Board of Directors or of the stockholders if notice of such alteration, amendment, repeal or adoption of new Bylaws is contained in the notice of such special meeting.